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                                                                    EXHIBIT 99.3

                                CONSILIUM, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jonathan J. Golovin and Laurence R. Hootnick, or either, as proxy with the power of substitution to vote and act on and consent in respect to any and all shares of the stock of Consilium, Inc. held or owned by or standing in the name of the undersigned on the Company's books on October 12, 1998 at the Special Meeting of Stockholders of the Company to be held at Consilium, Inc., 485 Clyde Avenue, Mountain View, California at 10:00 a.m. local time on [________], 1998, and any continuation or adjournment thereof, with all power the undersigned would possess if personally present at the meeting.

     THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSAL LISTED IN THE PARAGRAPH ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

     The undersigned hereby further confers upon said proxies, and each of them, or their substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

     The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, and (2) accompanying Proxy Statement.

                  CONTINUED AND TO BE SIGNED ON REVERSED SIDE

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[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To adopt and approve the Agreement and Plan of           FOR   AGAINST   ABSTAIN
Merger and Reorganization dated as of October 12,        [ ]     [ ]       [ ]
1998, among Consilium, Applied Materials, Inc., a
Delaware corporation, and Pennsylvania Acquisition
Sub, Inc., a Delaware corporation and wholly owned subsidiary of Applied Materials, and to approve the merger of Pennsylvania Acquisition Sub with and into Consilium pursuant to which Consilium will become a wholly owned subsidiary of Applied Materials.

     SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATE. IF SHARES OF STOCK STAND OF RECORD IN THE NAMES OF TWO OR MORE PERSONS OR IN THE NAME OF HUSBAND AND WIFE, WHETHER AS JOINT TENANTS OR OTHERWISE, BOTH OR ALL OF SUCH PERSONS SHOULD SIGN THE ABOVE PROXY. IF SHARES OF STOCK ARE HELD OF RECORD BY A CORPORATION, THE PROXY SHOULD BE EXECUTED BY THE PRESIDENT OR VICE PRESIDENT AND THE SECRETARY OR ASSISTANT SECRETARY. EXECUTORS OR ADMINISTRATORS OR OTHER FIDUCIARIES WHO EXECUTE THE ABOVE PROXY FOR A DECREASED STOCKHOLDER SHOULD GIVE THEIR FULL TITLE. PLEASE DATE THE PROXY.

Signature:                                             Date:
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Signature:                                             Date:
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